UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2024

Commission File Number: 001-14965

The Goldman Sachs Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-4019460
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

200 West Street, New York, N.Y.	10282
(Address of principal executive offices)	(Zip Code)

(212) 902-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchange on which registered

Common stock, par value $.01 per share	GS	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series A	GS PrA	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series C	GS PrC	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series D	GS PrD	NYSE

5.793% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital II	GS/43PE	NYSE

Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital III	GS/43PF	NYSE

Medium-Term Notes, Series F, Callable Fixed and Floating Rate Notes due March 2031 of GS Finance Corp.	GS/31B	NYSE

Medium-Term Notes, Series F, Callable Fixed and Floating Rate Notes due May 2031 of GS Finance Corp.	GS/31X	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective June 24, 2024, The Goldman Sachs Group, Inc. (the Registrant) appointed John B. Hess as an independent member of the Registrant’s Board of Directors. Mr. Hess has also been appointed to each of the Registrant’s Compensation, Corporate Governance and Nominating, and Risk Committees.

Mr. Hess is the Chief Executive Officer (CEO) of Hess Corporation and the Chairman and CEO of Hess Midstream LP. Affiliates of the Registrant (referred to collectively as Goldman Sachs) from time to time provide ordinary course financial advisory, lending, investment banking and other financial services to Hess Corporation and Hess Midstream, which transactions are conducted, and any services are provided, on an arm’s length basis.

During 2023, Goldman Sachs served as financial advisor to Hess Corporation in connection with the announced sale of Hess Corporation to Chevron. In May 2023, Goldman Sachs acted as an underwriter in an approximately $330 million public common stock offering for Hess Midstream in which an affiliate of Hess Corporation was a selling shareholder and received approximately $167 million of the proceeds of the offering.

Goldman Sachs participates in a $3.25 billion revolving credit facility for Hess Corporation. Under this facility, Goldman Sachs has agreed to lend Hess Corporation up to $265 million at an interest rate of SOFR + 1.4% (which rate may vary depending on Hess Corporation’s credit ratings). Goldman Sachs currently has no loan outstanding under the facility.

Goldman Sachs also participates in $1.4 billion of senior secured credit facilities for Hess Midstream, consisting of a $1 billion five-year revolving credit facility and a $400 million five-year Term Loan A facility (term loan). Under these facilities, Goldman Sachs has agreed to lend Hess Midstream up to $89 million at an interest rate of SOFR + 1.375% to 2.05% and SOFR + 1.65% to 2.55% for the revolving credit facility and term loan, respectively (with such rate varying based on Midstream’s credit ratings and other financial factors). As of December 31, 2023, the credit facility and term loan were partially drawn, resulting in an aggregate loan of approximately $30 million from Goldman Sachs; Goldman Sachs currently has no loan outstanding under these facilities.

A copy of the Registrant’s press release relating to this director appointment is being furnished as Exhibit 99.1 to this Current report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1	Press release of the Registrant, dated June 24, 2024.

The following exhibits are filed as part of this Current report on Form 8-K:

101	Pursuant to Rule 406 of Regulation S-T, the cover page information is formatted in iXBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: June 24, 2024	By:	/s/ Kathryn H. Ruemmler
Name: Kathryn H. Ruemmler
Title: Chief Legal Officer and General Counsel